Freddie Mac Loan Number 504182919
Property Name:  Summer Ridge Assisted
Living & Retirement Community

MULTIFAMILY NOTE
MULTISTATE – FIXED RATE
Portfolio Execution

(Revised 2-15-2011)

US $8,630,000.00	Effective Date: July 6, 2011

FOR VALUE RECEIVED, EMERIROCK LLC, a Delaware limited liability company (together with such party’s or parties’ successors and assigns, “Borrower”) jointly and severally (if more than one) promises to pay to the order of OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company, the principal sum of Eight Million Six Hundred Thirty Thousand and No/100 Dollars ($,8,630,000.00), with interest on the unpaid principal balance, as hereinafter provided.

1.           Defined Terms.

(a)           As used in this Note:

“Base Recourse” means a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Default Rate” means an annual interest rate equal to 4 percentage points above the Fixed Interest Rate.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Fixed Interest Rate” means the annual interest rate of Six and Two Hundredths Percent (6.02%).

“Installment Due Date” means, for any monthly installment of interest only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The “First Installment Due Date” under this Note is September 1, 2011.

Multifamily Multistate Note – Fixed Rate
Portfolio Execution

“Lender” means the holder from time to time of this Note.

“Loan” means the loan evidenced by this Note.

“Maturity Date” means the earlier of (i) August 1, 2021 (the “Scheduled Maturity Date”), and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document ; provided, however, that if the unpaid principal balance of this Note becomes due and payable by acceleration but such acceleration is rendered null and void and no further force and effect by operation of law or agreement by Lender, such acceleration will have no effect on the Maturity Date.

“Maximum Interest Rate” means the rate of interest that results in the maximum amount of interest allowed by applicable law.

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender.  The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

“Security Instrument” means the multifamily mortgage, deed to secure debt or deed of trust effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note as amended, modified or supplemented from time to time.

“Window Period” means the 3 consecutive calendar month period prior to the Scheduled Maturity Date.

“Yield Maintenance Period” means the period from and including the date of this Note until but not including February 1, 2021.

(b)	Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.
Address for Payment.  All payments due under this Note shall be payable at 2177 Youngman Avenue, St. Paul, Minnesota 55116, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

3.           Payments.

(a)	Interest will accrue on the outstanding principal balance of this Note at the Fixed Interest Rate, subject to the provisions of Section 8 of this Note.

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(b)
Interest under this Note shall be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each month’s interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the month for which interest is being calculated by the Fixed Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the month for which interest is being calculated).  The portion of the monthly installment of principal and interest under this Note attributable to principal and the portion attributable to interest will vary based upon the number of days in the month for which such installment is paid. Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly installment payment paid by Borrower will be credited to principal.

(c)
Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month shall be payable by Borrower simultaneously with the execution of this Note.  If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note.  The Installment Due Date for the first monthly installment payment under Section 3(d) of interest only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note.  Except as provided in this Section 3(c) and in Section 10, accrued interest will be payable in arrears.

(d)
Beginning on the First Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month.  The amount of the monthly installment of principal and interest payable pursuant to this Section 3(d) on an Installment Due Date shall be Fifty One Thousand Eight Hundred Fifty-Two and 23/100 Dollars ($51,852.23).

(e)	All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

(f)	All payments under this Note shall be made in immediately available U.S. funds.

(g)
Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

(h)
Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest

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which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4.
Application of Partial Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.
Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6.
Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.  If prepayment occurs thereafter, Lender shall recalculate the prepayment premium as of the actual prepayment date.

7.           Late Charge.

(a)
If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within 10 days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5% of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).  If the Loan is not fully amortizing, the late charge will not be due on the final payment of principal owed on the Maturity Date if such payment is not timely made.

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(b)
Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.           Default Rate.

(a)
So long as (i) any monthly installment under this Note remains past due for 30 days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)	From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)
Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for 30 days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii)  it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for 30 days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.           Limits on Personal Liability.

(a)	Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for

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the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

(b)	Borrower shall be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

(c)
In addition to the Base Recourse, Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)
Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence.  However, Borrower will not be personally liable for any failure described in this Section 9(c)(i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(ii)
Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument.  However, Borrower will not be personally liable for any failure described in this Section 9(c)(ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(iii)	Borrower fails to comply with Section 14(g) or (h) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

(iv)
Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) shall be of no force or effect.

[Deferred]	Hazard Insurance premiums or other insurance premiums
[Collect  ]                      Taxes or payments in lieu of taxes (PILOT)

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[Deferred]                    water and sewer charges (that could become a lien on the Mortgaged Property)
[N/A              ]              ground rents
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

(v)	Borrower engages in any willful act of material waste of the Mortgaged Property.

(vi)	Any of the following Transfers occurs:

(A)
the creation of a mechanic’s lien or other involuntary lien or encumbrance which does not otherwise comply with Section 21(c)(v) of the Security Instrument and is filed by any person that is not an Affiliate;

(B)	the Transfer of property by devise, descent or operation of law upon the death of a natural person which does not meet the requirements set forth in the Security Instrument;

(C)	the grant of an easement that does not meet the requirements set forth in the Security Instrument; or

(D)	the execution of a Lease that does not meet the requirements set forth in the Security Instrument.

(d)           In addition to the Base Recourse, Borrower shall be personally liable to Lender for:

(i)	the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters);

(ii)	the costs of any audit under Section 14(g) of the Security Instrument; and

(iii)
any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

(e)
All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

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(f)	Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)	Borrower’s ownership of any property or operation of any business not permitted by Section 33(a) and (b) of the Security Instrument;

(ii)
a Transfer that is an Event of Default under Section 21 of the Security Instrument, occurs other than a Transfer set forth in Section 9(c)(vi) above (for which Borrower shall have personal liability for Lender’s loss or damage); provided, however, Borrower shall not have any personal liability for a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company;

(iii)
fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender;

(iv)	Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code;

(v)
Borrower voluntarily becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights;

(vi)
The Mortgaged Property or any part thereof becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights;

(vii)
an order of relief is entered against Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party; or

(viii)
an involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower (by a party other than Lender) but only if Borrower has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding.  “Commercially reasonable efforts” will not require any direct or indirect interest holders in

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Borrower to contribute or cause the contribution of additional capital to Borrower.

(g)	For purposes of Section 9(f), the term “Related Party” means:

(i)	Borrower or any guarantor; and

(ii)
any person that holds, directly or indirectly, any ownership interest in or right to manage Borrower or any guarantor, including without limitation, any shareholder, member or partner of Borrower or any; and

(iii)
any person in which any ownership interest (direct or indirect) or right to manage is held by Borrower or any guarantor or any partner, shareholder or member of, or any other person holding an interest in, Borrower or any guarantor; and

(iv)
any other creditor of Borrower that is related by blood, marriage or adoption to Borrower or any guarantor or any partner, shareholder or member of, or any other person holding an interest in, Borrower or any guarantor.

(h)
If Borrower or any guarantor or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in Section 9(f), regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

(i)
To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

10.           Voluntary and Involuntary Prepayments.

(a)
Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

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(b)
Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment.  If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, the term “Installment Due Date” shall mean the Business Day immediately preceding the scheduled Installment Due Date.

(c)
Notwithstanding Section (b) above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in Section (b) and meets the other requirements set forth in this Section.  Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender shall deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(d)
Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note.  In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment, plus (iii) any prepayment premium calculated pursuant to Section 10(e).

(e)
Except as provided in Section 10(f), a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period.  The prepayment premium shall be computed as follows:

(i)	For any prepayment made during the Yield Maintenance Period, the prepayment premium shall be whichever is the greater of subsections (A) and (B) below:

(A)	1.0% of the amount of principal being prepaid; or

(B)           the product obtained by multiplying:

(1)	the amount of principal being prepaid or accelerated,
by
(2)	the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate,

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by
                (3)           the Present Value Factor.

For purposes of Section (10)(e)(i)(B), the following definitions shall apply:

Monthly Note Rate: 1/12 of the Fixed Interest Rate, expressed as a decimal calculated to five digits.

Prepayment Date:  in the case of a voluntary prepayment, the date on which the prepayment is made; in the case of the application by Lender of collateral or security to a portion of the principal balance, the date of such application.

Assumed Reinvestment Rate:  1/12 of the yield rate expressed as a decimal to two digits, as of the close of the trading session which is five Business Days before the Prepayment Date, found among the Daily Treasury Yield Curve Rates, commonly known as Constant Maturity Treasury (“CMT”) rates, with a maturity equal to the remaining Yield Maintenance Period, as reported on the U.S. Department of the Treasury website. If no published CMT maturity matches the remaining Yield Maintenance Period, Lender shall interpolate as a decimal to two digits the yield rate between (a) the CMT with a maturity closest to, but shorter than, the remaining Yield Maintenance Period, and (b) the CMT with a maturity closest to, but longer than, the remaining Yield Maintenance Period, as follows:

A = yield rate for the CMT with a maturity shorter than the remaining Yield Maintenance Period

B = yield rate for the CMT with a maturity longer than the remaining Yield Maintenance Period

C = number of months to maturity for the CMT maturity shorter than the remaining Yield Maintenance Period

D = number of months to maturity for the CMT maturity longer than the remaining Yield Maintenance Period

E = number of months remaining in the Yield Maintenance Period

In the event the U.S. Department of the Treasury ceases publication of the CMT rates, the Assumed Reinvestment Rate shall equal the yield rate on

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the first U.S. Treasury security which is not callable or indexed to inflation and which matures after the expiration of the Yield Maintenance Period.

Present Value Factor:  the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

n = the number of months remaining in Yield Maintenance Period; provided, however, if a prepayment occurs on an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month in which such prepayment occurs and if such prepayment occurs on a Business Day other than an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month immediately following the date of such prepayment.

ARR = Assumed Reinvestment Rate

(ii)
For any prepayment made after the expiration of the Yield Maintenance Period but during the remainder of the Prepayment Premium Period, the prepayment premium shall be 1.0% of the amount of principal being prepaid.

(f)
Notwithstanding any other provision of this Section 10, no prepayment premium shall be payable with respect to (i) any prepayment made during the Window Period, or (ii) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(g)
Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

(h)
Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet

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its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment.  Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.

11.
Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.
Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.
Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14.
Loan Charges.  Borrower and Lender intend at all times to comply with the law of the State of Texas governing the Maximum Interest Rate or the maximum amount of interest payable on or in connection with this Note and the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount payable under this Note or under any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or as a result of acceleration of the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by any applicable law, then Borrower and Lender expressly intend that

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all excess amounts collected by Lender shall be applied to reduce the unpaid principal balance of this Note (or, if this Note has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of this Note, the Security Instrument and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under this Note or any other Loan Document reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under this Note or any other Loan Document.  The right to accelerate the Maturity Date of this Note does not include the right to accelerate any interest, which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling.  Notwithstanding any provision contained in this Note, the Security Instrument or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Indebtedness shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Security Instrument or other Loan Documents (such as for the payment of taxes, insurance premiums and similar expenses or costs).

15.
Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

16.	Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17.	Governing Law. This Note shall be governed by the law of the Property Jurisdiction.

18.	Captions. The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

19.	Notices; Written Modifications.

(a)	All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

(b)	Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment;

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provided, however, that in the event of a Transfer under the terms of the Security Instrument that requires Lender’s consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender’s option, by Notice to Borrower and the transferee, as a condition of Lender’s consent.

20.
Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21.
WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.           State-Specific Provisions.  N/A

ATTACHED RIDER. The following Rider below, if marked with an “X” in the space provided below, is attached to and made a part of this Note:

[___]           Fixed to Float Terms Rider

ATTACHED EXHIBIT.  The Exhibit noted below, if marked with an “X” in the space provided, is attached to this Note:

[X]           Exhibit A                      Modifications to Multifamily Note

Multifamily Multistate Note – Fixed Rate – Portfolio Execution Page 15

IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.  Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

EMERIROCK LLC, a Delaware limited liability
company

By:      /s/ Eric Mendelsohn
Eric Mendelsohn
Its:       Senior Vice President – Corporate Development

_____45-1681575__________________________________
Borrower’s Employer ID Number

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PAY TO THE ORDER OF _______________________________________________ WITHOUT RECOURSE.

OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company

By:     /s/ Beverly D, Berquam
Name:             Beverly D. Berquam
Title:              Assistant Vice President

Multifamily Multistate Note – Fixed Rate – Portfolio Execution Page 17

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.	The following subsections are added as Subsection 9(c)(vii), (viii) and (ix) to the Note:

“(vii)           the avoidance, in whole or in part, of the transfer creating the lien of the Security Instrument, or a court order providing an alternative remedy to that avoidance, because of the occurrence on or before the date that the Security Instrument was recorded of a fraudulent transfer or a preference under federal bankruptcy, state insolvency, or similar creditors’ rights laws.

 (viii)           Borrower's failure to cause the issuance, renewal, continuation, extension or maintenance of all Licenses required to legally operate the Mortgaged Property as a seniors housing Facility, as defined in the Security Instrument.

 (ix)              Borrower's failure upon an Event of Default to cooperate, or Borrower's otherwise intentional interference with, hindrance or delay of Lender (or its nominee or designee), in connection with the timely and orderly transfer of any and all Licenses, as defined in the Security Instrument.”

OPPENHEIMER: 2878371 v07 07/05/2011

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